Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 28, 2017 relating to the financial statements, which appears in NorthStar Real Estate Capital Income Fund's Annual Report on Form N-CSR as of December 31, 2016 and for the period from May 6, 2016 (commencement of operations) through December 31, 2016.

We also consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 28, 2017 relating to the financial statements, which appears in NorthStar Real Estate Capital Income Master Fund's Annual Report on Form N-CSR as of December 31, 2016 and for the period from May 6, 2016 (commencement of operations) through December 31, 2016.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 21, 2017